                                                                 EXHIBIT 3.26(a)

                           CERTIFICATE OF FORMATION

                                       OF

                        PHYSICIAN RELIANCE HOLDINGS, LLC

     The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

     1.  NAME.  The name of limited liability company is Physician Reliance
         ----
Holdings, LLC.

     2.  BUSINESS OFFICE.  The address of the limited liability company's
         ---------------
business office is 300 Delaware Avenue, Suite 900, 9/th/ Floor - DE5403, Wilmington, Delaware 19801.

     3.  REGISTERED OFFICE AGENT.  The name and address of the limited liability
         -----------------------
company's registered agent is Capitol Services, Inc., 615 South Du Pont Highway, Dover, Delaware, 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Physician Reliance Holdings, LLC this 1st day of December, 2000.


                                             ________________________________
                                             Phillip H. Watts,
                                             Authorized Person
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                             CERTIFICATE OF MERGER
                                       OF
                      PHYSICIAN RELIANCE INVESTMENTS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                                 WITH AND INTO
                        PHYSICIAN RELIANCE HOLDINGS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                    (filed pursuant to 6 Del. C. (S) 18-209)

     Physician Reliance Holdings, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby CERTIFY:

     First: That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

     Physician Reliance Holdings, LLC                       Delaware

     Physician Reliance Investments, LLC                    Delaware

     Second: That an agreement of merger has been approved and executed by each of the foregoing entities.

     Third: That the name of the surviving domestic limited liability company is Physician Reliance Holdings, LLC.

     Fourth: The executed plan and agreement of merger is on file at the principal place of business of Physician Reliance Holdings, LLC during regular business hours, such address being 300 Delaware Avenue, Suite 900, 9th Floor, Wilmington, DE 19801. A copy of such plan and agreement of merger will be furnished on request to any member of Physician Reliance Holdings, LLC or member of Physician Reliance Investments, LLC upon request at no cost.

     IN WITNESS WHEREOF, this Certificate has been executed by the undersigned duly authorized person of the LLC as of the 1st day of December, 2000.


                                 By:___________________________________
                                    Name:  Phillip H. Watts
                                    Title:  Vice President
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                            CERTIFICATE OF AMENDMENT

                                       OF

                        Physician Reliance Holdings, LLC

     1. The name of the limited liability company is Physician Reliance Holdings, LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows: Change of Registered Agent to The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Physician Reliance Holdings, LLC this 24th day of November, 2001.



                                        ______________________________________
                                        Kirk Hood, Attorney-In-Fact